SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 4, 2007

(Date of Report)

FRANCHISE CAPITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-72392	98-0353403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10288 S. Jordan Gateway Suite F

South Jordan, Utah 84095

 (Address of principal executive offices)

Registrant's telephone number, including area code: (801) 495-0882

29970 Technology Drive, Suite 203 Murrieta, California 92563

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

CLOSING OF SHARE EXCHANGE AGREEMENT

On October 4, 2007, the Registrant, Franchise Capital Corporation, a Nevada corporation (“Franchise Capital”) exchanged, pursuant to a Share Exchange Agreement with TTR-HR, Inc. (d/b/a Aero Exhaust, Inc.) (“Aero”) (the “Share Exchange Agreement”), an aggregate of 1,114,285,700 shares of its common stock for all of the issued and outstanding common stock of Aero.

In connection with the Share Exchange Agreement, the Registrant entered into a Commercial Revolving Line of Credit (the “Line of Credit”) under which it advanced a total of $1,875,000 to Aero.  The terms of the Line of Credit called for any unpaid balance to be converted into shares of Aero common stock immediately prior to the Closing of the Share Exchange Agreement.   Aero’s shareholders accepted the redemption of the Line of Credit payable to Registrant as part of the Share Exchange Agreement, which resulted in Registrant’s historic shareholders holding 600,000,000 shares of Registrant’s issued and outstanding common stock.

Immediately following the Closing, there were 1,714,285,700 shares of the Registrant’s common stock outstanding and Aero became a wholly-owned subsidiary of the Registrant. The business, operations, management and other material information concerning Aero is set forth below in this Item 2.01. All references to the “Company,” “Aero,” “we” or “us” refer to the now combined operations of the Registrant and Aero.

On October 4, 2007, the Company and Aero concluded the Share Exchange.  As a result of the transaction, the Company agreed to issue a total of 1,114,285,700 new shares of restricted common stock, bringing the total number of shares of issued and outstanding common shares to 1,714,285,700.  The shares are being issued in exchange for 6,745,456 shares of Aero common stock, representing 100% of the total issued and outstanding shares of Aero, and the satisfaction of Aero debt of $4,458,519.   As of October 11, 2007, 1,977,814 shares of Aero (representing 15%) had not been tendered for exchange and continue to be held by minority shareholders.  This resulted in 166,407,263 shares of the 1,114,285,700 new shares of the Company’s common stock being placed in an escrow for the future exchange of the remaining Aero stock.

As a result of the Share Exchange Agreement, the shareholders of Aero presently control approximately 65% of the total issued and outstanding shares of the Company.

DESCRIPTION OF BUSINESS

Background

TTR-HR, Inc., d/b/a Aero Exhaust, Inc. (“Aero”), was incorporated in the State of Nevada in 1999.  Aero designs and manufactures highly efficient, technologically superior vehicle exhaust systems for the automotive aftermarket.  The Company is headquartered outside of Salt Lake City, Utah.

As a central component of a car or truck, the direction and filtration of exhaust fumes and the resonation of exhaust sound have always hindered original equipment manufacturers (“OEMs”). Traditionally OEMs have used a series of plates and baffles within the typical muffler to divert, reflect and restrict the flow of air – leading to reduced noise and emissions levels. While effective, these measures force exhaust fumes to travel through a labyrinth of pathways before exiting the tailpipe causing engine congestion.

Aero’s patented turbine technology, known as AeroTurbine, eliminates this congestion, effectively allowing an engine to breathe easier. Using the same basic design and technique as a jet engine, Aero’s AeroTurbine mufflers produces a lower density outer air stream that flows around a higher density inner air stream, creating a vortex that pulls the air off the piston head and out of the exhaust manifold. The outer air stream also acts as an insulator, dampening the sound and lowering the exhaust tone. Exhaust sound is enhanced at idle, but as the revolutions per minute (RPM) increase this starts to dampen. Unlike other mufflers on the market, the AeroTurbine operates most efficiently when the RPMs, and the resulting airflow, are increased. Aero’s revolutionary technology assists in the movement of exhaust, rather than restricting it and affords owners 10 - 15% increases in engine horsepower and fuel efficiency.

Aero has developed two distinct muffler lines and a series of resonators and tips which it is currently offering to the marketplace. The AeroTurbine high-performance exhaust is the Company’s flagship product line and consists of ten different mufflers, varying in size and application, but all incorporating the patented Turbine technology. AeroTurbine mufflers represent approximately 80% of annual revenue. The Stealth line of nine different models has a shape similar to that of a traditional muffler and is intended to fill the direct muffler replacement business; however, its packing and interior design allows for increased longevity and airflow. Aero’s line of resonators and tips are marketed towards buyers looking for increased sound suppression and vehicle esthetics. All Aero’s components are made of stainless steel, fit most vehicle makes and models produced in the past ten years, and carry a lifetime warranty.

Technology

The development of Aero’s Turbine technology has been through collaboration with Brigham Young University’s Capstone program. Capstone was started in the fall of 1990 by professors from the Department of Manufacturing Engineering and the Department of Mechanical Engineering with a premise of teaming new graduates with industrial liaison engineers from prominent and emerging companies.  As a result of this collaboration, Aero has been awarded one United State Patent and one international patent with two international patents pending which cover the essential aspects of the turbine exhaust technology.

Air Flow Technology

Aero’s air flow technology is incorporated into its Turbine product line--a patented, high-performance, flow-increasing exhaust unit which replaces a vehicle’s factory installed muffler. The Turbine uses the same basic design and technique as a jet engine: when the incoming exhaust air stream enters the exhaust unit it is rapidly expanded and split via an airfoil cone with an orifice similar to that of a jet engine. The outer airflow velocity is accelerated due to the increased distance the outer air must travel. The higher density inner air stream forms a low pressure vacuum in the outer expansion chamber which produces a vortex that pulls the air off the piston head and out of the exhaust manifold. The outer air stream accelerates as it recombines with the inner air stream suppressing the exhaust sound and increasing the flow of air. The result is a reduction in engine backpressure and exhaust gas temperatures which allows the engine to breathe easier.

Because Aero’s system creates an air turbine effect inside the exhaust pipe, the motor frequency sounds turbo charged, even if it is not. The sound is louder at idle, but as the revolutions per minute (RPM) increase, the sound starts to dampen. Unlike most mufflers on the market, the Turbine operates most efficiently when the RPMs, and the resulting airflow, are increased. Aero’s technology assists in the movement of exhaust, rather than restricting it. This capability to run high airflow without power robbing restriction and backpressure, contributes to low- and high-end torque and horsepower gains and increases in fuel-efficiency and overall performance.

Most vehicles have extreme restrictions on exhaust airflow, which increases exhaust temperatures and decreases engine longevity. The Aero Performance Exhaust breakthrough, based on thermodynamics and jet engine technology, dramatically reduces the exhaust backpressure, leading to:

  Reduced Temperatures

  Increased Horsepower

  Increased Torque

  Increased Fuel Economy

  Less Engine Wear & Tear

Racing Applications

In September of 2005, Aero announced its mufflers had been selected by auto racing industry leader Riley Technologies as the exclusive muffler for their Daytona Prototype cars and chassis builds. As such, the Company’s mufflers are now running on the Riley Technologies’ SunTrust Pontiac Riley #10 Rolex Series Grand Am car (currently the championship points leader), on the Chip Ganassi Rolex Grand-Am Cup Series CompUSA #01 car, (2004 Rolex Champion) and the New Century Mortgage #02 car. Ganassi cars utilize Toyota Racing Development (TRD) for power-plant and chassis needs and is working closely with Aero to develop even more advanced mufflers for its Lexus powered Grand-Am cars.

Products

Aero manufacturers and designs exhaust systems to fit virtually ever make and model introduced over the past ten years. While the Company’s products can be used on a variety of vehicles, its target markets are light duty gas and diesel cars and trucks, SUV, and high performance sectors of the automotive industry. Currently, the Company offers three separate product lines to customers: Turbine, TurbineXL and Stealth. In addition, it also offers resonators for sound dampening and chrome exhaust tips. All of Aero’s mufflers are made of high-quality 304 stainless steel both inside and outside the unit and carry a lifetime warranty.

Turbine and Turbine XL

The Turbine and TurbineXL lines are Aero’s flagship products and incorporate its patented air flow technology. The two products offer similar performance characteristics however; the TurbineXL includes ceramic acoustic packing material at the exhaust exit point used to further dampen sound. Ten models are offered between the lines and differ depending on the diameter of a vehicle’s existing exhaust piping. The Turbine line is the Company most popular product, accounting for 80% of trailing twelve month revenue.

Stealth

Aero engineers developed the Stealth line as a competitor to other standard replacement mufflers on the market. The product’s differentiation however comes from its lower retail price, higher-quality packing material and increased air flow. Tests comparing the Stealth muffler with its ceramic packing versus the leading competitor which uses Rockwool showed a rapid deterioration in the competitor’s packing at prolonged high temperatures. Aero’s products did not show any signs of decay. Furthermore, the Stealth products are manufactured in China allowing Aero to pass along additional margin to retailers without increasing the retail price. While the Stealth line does not offer as high a level of performance improvement as the Turbine, it does facilitate better air flow leading to lower engine backpressure. There are eight Stealth models available to fit a variety of exhaust pipes.

Resonators and Tips

In addition to its AeroTurbine and Stealth muffler lines, the Company also offers three different resonators and three separate types of exhaust tips. The Company’s resonator line is made from 304 stainless steel and when used in conj unction with a Turbine series muffler will mellow exhaust sounds without hampering power or performance. The internal packing is the same high temperature ceramic packing found in the Stealth series mufflers and has an average price to the consumer of $86. Resonator sales are expected to contribute XX% to total 2006 revenues. Aero Exhaust has engineered its exhaust tips to fit just about any size exhaust pipe and application. Products can be affixed to pipes on diesel and gasoline powered trucks, SUV's and passenger cars. An exhaust tip is the easiest way to enhance the appearance of any automobile and carries a price range between $65 and $134 depending on the exhaust pipe diameter of the vehicle. Each tip features 304 stainless steel construction, 3D punch lettering, and the signature rolled angle.

Diesel Exhaust Kits

Diesel exhaust kits are a 2007 product line extension introduction designed to take advantage of the market’s interest in having a specialty product that replaces the entire vehicle exhaust system from the catalytic converter back to the tip of the exhaust.  These “cat-back” systems come complete with muffler, exhaust tubing, mounting clamps, downpipe extensions, tail pipe and exhaust tip, all customized for specific vehicle configuration.  The consumer advantage is ease of installation while also eliminating the need for costly pipe bending by the muffler shop during custom applications.  Due to inventory constraints, the kits are presently offered only for select diesel models and in certain pipe diameter configurations, with the expectation that a full line of exhaust kits will eventually be brought to market.

Customers, Distribution and Marketing

The Company’s AeroTurbine and Stealth product lines are designed to appeal to a variety of consumers. While the Turbine line is targeted more towards performance enthusiasts, the Stealth line is focused on serving the replacement muffler market. Both lines offer products designed to fit on a number of light-duty trucks, SUVs and automobiles. Additionally, the introduction of a new line of diesel kits will generate increased revenue from diesel trucks owners who are seeking enhanced fuel economy and engine longevity.

Aero’s customer base is segregated into three categories: wholesale distributors, independent or regional dealers or repair shops and large retail chains.

Wholesale distributors and Retail Locations

There are approximately 450 wholesale distributors (WD) throughout North America who supply more than 30,000 independent muffler, auto repair and service stores with a variety of automotive products. While some WDs stock components specific to certain applications (exhaust, fuel management, trim etc), most carry a variety of items from numerous producers. WDs are the conduit between aftermarket equipment manufacturers and the retail shops and as such provide product, training and marketing material to help promote a company’s products. WDs also function as a valuable source of consumer feedback for manufacturers by providing key demographic and sales data on products that are sold by their retailers. Currently, Aero ships its AeroTurbine, Stealth muffler, tips and resonators to WDs located throughout the United States.  Diesel Kits are offered exclusively through two large distributors, one in the western U.S. and one in Texas, due to limited supply.

Marketing

With the solidification of the Turbine technology Aero’s management has focused on two main areas as building blocks for growth: educating the market on the benefits of its products and providing a stable flow of product through industry recognized distribution channels. To achieve both of these goals and provide positive return on its marketing dollars the Company has solidified several high-profile relationships.

NASCAR

To establish brand awareness, validate the technology and instantly showcase products to its targeted demographic, Aero solidified a three-year licensing agreement with the National Association for Stock Car Auto Racing, Inc. (NASCAR). There are an estimated 75 million NASCAR fans throughout the United States and of this amount, 31.4 million of them make over $50,000 per year and are between the ages of 18 and 44. These fans are three times as likely to purchase NASCAR sponsored products and services and furthermore would pay up to 46% more to get them. NASCAR fans also show significant loyalty to drivers and their sponsors, with 85% knowing which companies support the race teams. Aero’s agreement with NASCAR was heavily scrutinized because of the Company’s age and financial condition. However with the support of board members, Aero was able to secure this relationship.

Rusty Wallace

In parallel to securing agreements with NASCAR, Aero also signed Rusty Wallace as its primary spokesman. Mr. Wallace is one of the most recognizable drivers in NASCAR history and boasts the most impressive record of any active driver with 670-career races, 332 top-10 finishes, 194 top-5 finishes, 55 wins and 1 NASCAR championship. He is also among the top-five most recognized drivers in the sport today. In exchange for a small portion of common stock, Aero can utilize Mr. Wallace’s image on all packaging, literature, advertisements and in-store displays, immediately adding credibility to the Company’s product line and greatly enhancing its appeal.

Industry and Competition

A comprehensive study of the North American Components Aftermarket sector was completed in March of 2006 by the market research firm Frost & Sullivan. The study period was from 2002 to 2012 and a synopsis of the report is included below with specific focus on the sub-sectors in which Aero focuses.

Exhaust Market Overview

The exhaust aftermarket generated an estimated $751.1 million of revenues in 2005 and is categorized into two broad segments: the Standard Replacement Exhaust Aftermarket (SREA) and the Performance Exhaust Aftermarket (“PEA”).  There are four primary components within the SREA grouping: standard replacement mufflers, exhaust pipes, catalytic converters and exhaust manifolds. Similarly, the PEA grouping is subdivided into three categories: performance mufflers, cat-back systems and exhaust tips. Historically, SREA components have dominated the overall market, accounting for 70% of total revenues in 2002; however, this percentage is expected to decrease to 57% by 2012. Reasons for the decrease are higher-quality exhaust systems offered by OEMs on vehicles sold in the mid 1990s and an increased consumers awareness of performance related parts and accessories.

There are three key drivers that affect demand for exhaust components: the number of vehicles in operation, the average age of vehicles currently in service and the average annual miles driven. The first two categories are directly related. As OEMs build higher quality products with longer anticipated operating lives, the number of aging vehicles on the road will continue to grow, leading to increased spending on replacement components. Frost & Sullivan estimates that in 2002, the average age of a vehicle in operation was 9.21 years; this figure is expected to rise to 9.38 years by 2012. Increased mileage leads to greater wear and tear on a vehicle and the need for continual maintenance. Average annual miles through the study period rose from 11,879 to 12,056, or a CAGR of .15%.

The NA exhaust components market has four large market participants that constitute 62.2% of the revenue between them: Walker Exhaust Systems (Tenneco Automotive), Maremont Exhaust Products Inc (division of ArvinMeritor), Goerlich’s Inc. and Magnaflow Performance Exhaust. Walker Exhaust Systems has the largest market share in the standard replacement muffler segment, while Maremont dominates the exhaust pipe segment. Goerlich’s is a consistent third in both segments and Magnaflow leads the catalytic converter market. All of these participants are also present in the performance exhaust market, where Magnaflow is a close second to Flowmaster Inc.

Standard Replacement Market

The standard replacement exhaust market is defined as any post-production or out-of-warranty sale. It includes distribution to the independent aftermarket and the original equipment service (OES) channel. The SREA group generated $528.9 million in revenues for 2005 and is an extremely competitive business with a high level of concentration. The top three manufacturers account for 68.5% of a market whose overall size has halved from over a billion dollars in less than a decade. Analysts project nominal growth of 7% by 2012 resulting in market revenues of $568.5 million. The primary reason attributed to the stagnant growth is the use of stainless steel in stock exhaust systems. This results in vehicles reaching the end of their useful life without needing exhaust replacement. Additionally, the proliferation of parts due to an increase in the number of vehicle makes and models has led to rising inventory costs.

Replacement Mufflers

The standard replacement muffler market generated an estimated $229 million in revenues with 8.3 million units shipped in 2005. Revenues from the standard replacement muffler aftermarket are expected to reach $233 million by 2012 registering a compound annual growth rate (CAGR) of 0.3%. The average selling price of a unit is $27.60, with a price range from $20 to $75. The growth in revenues is expected to be generated primarily from an increase in the average price of mufflers and the acceptance of direct-fit mufflers over universal mufflers.  Unit shipments are expected to decline through the forecast period, with a CAGR of (0.7%) - though the decline is expected to flatten out by 2010. Aftermarket manufacturers are faced with consumers replacing their mufflers once in six to seven years as opposed to once in three years previously. The effect of this has continued and should continue until the end of the medium term of the forecast period of the study. The growing performance exhaust market has resulted in some consumers replacing original equipment (OE) mufflers with performance mufflers.

Standard replacement mufflers flow to the consumer primarily through the traditional three-step distribution channel (WD, program distributor, jobber) which represented 73% of the total revenues of the standard muffler aftermarket in 2005. Automotive retailers captured 21% of the revenues, an amount that is expected to increase through 2012. Retailers have the advantage of being closest to the consumer and are better able to track buyer behavior and preferences.

While there are approximately 10 competitors in this segment of the industry, the top three account for 79.4% of the total market share. Walker Exhaust Systems, the broad market division of Tenneco Incorporated, Maremont Exhaust Products, a division of ArvinMeritor Incorporated and Goerlich's Incorporated dominate the standard replacement muffler aftermarket.

Performance Exhaust Market

The Performance Exhaust Aftermarket (PEA) includes performance mufflers, cat-back systems and exhaust tips and resulted in revenues of $223 million in 2005. The fastest growing group within the overall exhaust aftermarket, PEA component revenue is expected to be $423 million by 2012, a 12.8% increase over 2005. The segment includes many small manufacturers, both North America and offshore, each touting a specific technology, although no standardization has yet been adopted.  PEA consumers purchase products based on brand recognition, availability and quality, and less so on price--differing greatly from standard replacement buyers.

Overall growth in the performance segment will be a direct result of manufacturers’ establishing a greater level of brand awareness and of the benefits of their products. As information is disseminated, more consumers are expected to replace their original equipment exhaust components with performance components. Product quality and brand recognition are the biggest competitive factors in this market. Because a performance exhaust component or system is not necessary for the vehicle to run, it is considered a discretionary expenditure, leading consumers to consider quality over price. Additionally, the performance exhaust market is highly brand oriented. Manufacturers recognize what their brand means to the consumer and stoke or re-align these associations to grab a greater share of the market. The combination of unit shipments gains of 2.9% CAGR through 2012 and average price increases of 6.5% CAGR through the same period is expected to contribute the bulk of forecasted revenues. In 2005, performance mufflers accounted for 58.4% of total revenues, cat-back systems were at 31.4% and exhaust tips at 10.3%.

Mufflers

The performance muffler market has witnessed constant growth over the last four years. Sales of mufflers generated $130 million in revenues with 2.4 million units shipped in 2005. This is expected to reach an estimated $248 million in revenues by 2012 registering a CAGR of 9.6%. Growth in unit shipments has been a function of better awareness of performance exhaust products and its utility in being more than just a cosmetic change to the vehicle. The average price has also been growing thanks to a few factors. Increasing steel prices has forced manufacturers to pass some of these costs to the consumers. Increasingly, performance mufflers are available as direct-fit systems that are more expensive than universal mufflers. With "sound" being one of the considerations for a performance exhaust enthusiast, manufacturers have also found ways to cater to this market and have been able to charge a premium. Performance mufflers are made of stainless steel with varying grades. T-304 grade stainless is the preferred performance exhaust material because of its durability and resistance to rust, corrosion, and other environmental factors. Some lower end universal fit performance exhaust mufflers are made of 409 grade steel. Performance mufflers accounted for approximately 58.3 percent of the total performance exhaust aftermarket revenues in 2005. Sector growth will be fueled primarily by increasing consumer awareness, leading to increases in both unit shipments and average prices. As aftermarket manufacturers increase product awareness and benefits, this will lead to an increase in units shipped. This is also supported by a developing trend of consumers immediately replacing a new vehicle’s original equipment mufflers with an aftermarket performance muffler. Additionally, customers requiring a replacement muffler are opting for performance products instead. Performance mufflers have traditionally been associated with speed and noise. With a growing level of awareness, consumers have come to understand that a performance muffler delivers better performance by freeing exhaust flow, reducing backpressure and optimizing the performance of the engine. The exclusivity of performance mufflers associated with tuners and performance enthusiasts is not the case anymore. Consumers have realized that with a small investment, they get better performance and in most cases, better fuel mileage too. Performance exhaust consumers seek power and sound from their exhaust. Aftermarket manufacturers cater to this using a variety of designs and are also able to charge a premium over standard mufflers. With newer designs and construction, the price increases. This helps in increasing the overall revenues of this market segment.

In 2005, the performance mufflers segment experienced approximately 66% revenues flowing through the traditional aftermarket channel. Automotive retailers accounted for a further 20% of the revenues and the original equipment service channel had 7%. It is expected that through the forecast period, this channel will gain strength. Most car dealers have realized that consumers drive a new car directly to an installer and have an aftermarket performance product installed. This is encouraging dealers to set up a dedicated area for performance products in their floor plan to keep the customer in the dealership. Some incentives include invoicing the aftermarket component with the vehicle--the customer benefits because the performance components are funded at a low rate of interest. The direct to installer channel had 7% of the revenues flowing through it. Some aftermarket performance manufacturers are able to service small order lots and ship products directly to the installers.

The performance muffler segment is a fragmented market. Three manufacturers account for an estimated 54% of the total performance muffler aftermarket in 2005. These are Flowmaster Incorporated, Magnaflow Performance Exhaust, and Borla Performance Industries Incorporated.

Manufacturing

Since its inception Aero has focused on providing its technology to the market at a price point consistent with its competitors but with a higher built-in margin for retailers. As such, the Company proactively sought to establish contract manufacturing relationship with an established Chinese supplier. In early 2003, Aero began work with a well know producer of engineered stainless products located in Ningbo City, south of Shanghai, China.  Currently, all of Aero’s products, with the exception of the tubing for diesel exhaust kits, are produced in China and arrive generally four to six weeks after completion.

To commence production, Aero faxes a detailed purchase order to the manufacturer who in turn sends back a statement acknowledging quantity levels and pricing. After confirmation, the Company then sends via wire an up-front payment of 30% of the total purchase order. On average, fulfillment of each order takes three to four weeks; however the manufacturer holds product in inventory until it has enough to fill a 40’ standard shipping crate. Coordination of the shipping company, necessary export and import documentation and product insurance during shipment are all handled by the manufacturer. When the goods arrive in the U.S., crates are inspected, import documentation is processed and upon release from the customs service, Aero sends the remaining 70% of the purchase order via wire transfer. While overseas production can involve more scrutiny and back-office functions versus the use of stateside suppliers, Aero has had minimal quality issues.

While there is no formal component supply agreement executed between the two companies, shipments to Aero represent 30% of the manufacturer’s annual revenues and the supplier is currently operating at 20% utilization. With this extra capacity, the manufacturer can handle any forthcoming increases to Aero production orders in the short term. Additionally, this area of China is one of the world’s largest producers of stainless steel which enables the company to obtain material from a number of potential sources. This availability helps to mitigate material price fluctuations and thereby keep Aero’s production costs stable.

Employees

As of October 11, 2007, Aero employed a total of 12 persons of which four were in management and administration and eight were in sales and marketing.  Aero considers its relationship with its employees to be stable.

Facilities and Logistics

Aero is headquartered in Salt Lake City, Utah and occupies a 2,480 square foot leased facility. The office is divided among the Company’s various disciplines: management, finance, customer service, sales, marketing and customer service, with 20% of the available space dedicated to inventory. Rarely does the Company ship product from this location; however sales staff does keep high volume units available.

Aero receives product via a port in Long Beach, CA and maintains a 5,898 square foot inventory and distribution warehouse in Westminster, CA. The warehouse is staffed with a manager and several contract laborers whose numbers increase or decrease depending on the size of shipments. The warehouse manager is in charge of receiving and shipping merchandise as well as keeping Aero management abreast of inventory levels.  The existing lease expires November 30, 2008.

Legal Proceedings

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Report, there are 1,714,285,700 shares of common stock issued and outstanding of which 166,407,263 shares are held in escrow pending the eventual exchange of the remaining Aero Exhaust minority shareholders.  The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this Report, assuming all shares of preferred stock have been converted into common stock by (i) each person who is known by us to beneficially own more than 5% of our outstanding common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group.

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.   The address of all individuals for whom an address is not otherwise indicated is c/o 10288 S. Jordan Gateway Suite F, South Jordan, Utah 84095.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Common, $.0001 par value	Bryan Hunsaker, Chairman and Chief Executive Officer	21,319,017	1.2%
Common, $.0001 par value	Robert McMichael, Director	29,453,827	1.7%
Common, $.0001 par value	Shane Traveller, Interim Chief Financial Officer & Secretary	50,000,000	2.9%
Common, $.0001 par value	David K. Richards 3488 S. Little Farm Rd. Holliday, Utah	166,343,938(1)	9.7%
Common, $.0001 par value	Morgan McClure Motorsports 26502 Newbanks Rd. Abington, Virginia	117,815,306	6.9%
Total for all directors and executive officers (3 persons)		100,772,844	5.8%
Total Held by Officers, Directors and Certain Beneficial Owners:		384,882,088	22.4%

(1)

– Includes 16,830,759 shares held by immediate family members of Mr. Richards and 15,568,452 held in trust.

The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 1,714,285,700 shares of common stock outstanding as of October 4, 2007.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them.  None of its officers or directors have been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position
Bryan Hunsaker	35	Chief Executive Officer,
		Chairman of the Board of Directors

Robert McMichael	41	Director
Shane Traveller	40	Interim Chief Financial Officer, Secretary

Officers and Directors

Bryan Hunsaker – Chairman of the Board of Directors, Chief Executive Officer - Mr. Hunsaker has served as chairman and chief executive officer of Aero Exhaust, Inc. since 2002.  In that capacity, he negotiated and executed a multi year contract with NASCAR legend Rusty Wallace for the endorsement of the Aero product.  Mr. Hunsaker negotiated and executed a multi-year contract for Aero Exhaust to serve as primary sponsor of the Morgan-McClure Motorsports  #4 NEXTEL Cup team as well as negotiating and executing an extensive multi-year contract with NASCAR as an exclusive NASCAR Performance partner. During Mr. Hunsaker’s tenure with Aero Exhaust, he oversaw the reengineering of existing product lines and the development of multiple synergistic product lines.  He developed international manufacturing relationships and innovative manufacturing techniques for Aero Exhaust products.  Under his leadership, product manufacturing costs were reduced by 60%.   Mr. Hunsaker developed and implemented national media and advertising campaigns, which included television, print and other media.  Under Mr. Hunsaker’s direction, Aero Exhaust established a strong identity, purpose, and direction, as well as a national market presence.

Robert McMichael – Director. Robert McMichael has over 15 years of communications, information technology and Internet industry experience.  He as been a communications and technology consultant to Fortune 50 companies, keynote speaker, guest lecturer at top MBA schools and was a pioneer introducing key products into the Application Service Provider (ASP), Voice Portal, and mobile communications industries.   Mr. McMichael has developed strategic relationships with industry-leading companies including, including Hewlett-Packard, Intel, IBM, EDS, Verizon, Sprint and Oracle to introduce next-generation services to wireless carriers.  Mr. McMichael continues to be retained by and consults with Fortune 1000 and micro-cap companies to develop acquisition, business development and executive strategies. Currently, Mr. McMichael is leading one of the most innovative communication companies in the country.  Mr. McMichael has served as a consultant for Aero Exhaust for the past 18 months.

Shane Traveller – Interim Chief Financial Officer, Secretary.  Mr. Traveller is presently the managing partner of High Creek Properties, Inc., a residential real estate development company and Chief Executive Officer of Cherry Creek Holdings, Inc., a private holding company, positions held since June 2006.  Previously, Mr. Traveller was a Managing Director of Javelin Advisory Group, Inc. a boutique corporate financial consulting and services company located in Temecula, California, from January 2001 until June 2006.  Mr. Traveller has served as a director for 20th Century Technologies, Inc., Bluetorch, Inc., Hyrdoflo, Inc., and CLX Investment Company, Inc.  He also served as Interim Chief Executive Officer of CLX Investment Company.  Prior to 2001, Mr. Traveller was Chief Operating Officer of Trimedyne, Inc., a medical device company is Irvine, California.  Mr. Traveller holds a Bachelor of Science degree in accounting from Brigham Young University and is a retired Certified Public Accountant.

Employment Agreements and Compensation

The Company does not presently have any employment agreements.

Equity Incentive Plan

As of the date of this Report, the Registrant has not entered into any Equity Incentive Plans.

Audit Committee Financial Expert

The Company does not have an audit committee financial expert.

Management Agreement

On October 4, 2007, the Company entered into a management agreement with Javelin Advisory Group, Inc. to furnish the Company with administrative, clerical and record keeping services.  Javelin Advisory Group, Inc. will perform or oversee the performance of the Company’s required financial administrative services.  Under the terms of the contract, Javelin will be compensated a monthly fee of $20,000. The contract expires September 30, 2008.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following table contains compensation data for our named executive officers for the fiscal years ended June 30, 2007 and 2006.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options	All Other Compensation
Bryan Hunsaker, CEO & Chairman	2007 2006	$145,200 $132,000	- -	- -	- -	- -	- -
Shane Traveller, Interim CFO(2)	2007 2006	$-0- $-0-	- -	- -	- -	- -	- -

(2)

– Mr. Traveller was named Interim CFO on October 4, 2007.

Director Compensation

The following table contains compensation data for our board of directors for the fiscal years ended June 30, 2007 and June 30, 2006.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Bryan Hunsaker	0	0	0	0	0	0	0
Robert McMichael	0	0	0	0	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

The Company has a note payable to Bryan Hunsaker, Chairman and Chief Executive Officer, in the amount of $194,063.  The note is payable on demand and bears interest at the rate of 8% per annum.  The note represents the balance owed for unpaid compensation from 2002-2005.  The receipt of the cash and the creation of the note was approved by Aero’s then-Board of Directors and represented the Board’s view of a fair and arm’s length transaction.

DESCRIPTION OF SECURITIES

Common Stock

As of October 11, 2007 there were 5,000,000,000 shares of Common Stock authorized with a stated value of $.0001 per share, of which approximately 1,714,285,700 are issued and outstanding, with 3,285,714,300 shares authorized but not issued.  Of the shares issued and outstanding 166,407,263 shares are held in an escrow account for future exchange with the remaining Aero Exhaust shareholders, who represent in aggregate approximately 15% of all issued and outstanding Aero shares.  Each holder of the Company’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) plus one share of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.  The Company has heretofore never paid any dividends and the Board has no plans for the payment of future dividends.  The Board presently plans for any future surplus income to be reinvested into growing the Company through additional investment.

Preferred Stock

The Company does not have any preferred shares authorized, issued or outstanding.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of June 30, 2007 there were approximately 249 holders of record of the Company’s common stock.

The Company’s stock transfer agent is Transfer Online, Inc., located at 317 SW Alder Street, 2nd Floor, Portland, OR 97204.

The Company’s Common Stock is traded on the “pink sheets” under the symbol “FCCN”. The following table sets forth the trading history of the Common Stock on the pink sheets for each quarter since July 2005 through June 30, 2007, as reported by Dow Jones Interactive. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
9/30/2005	0.036	0.029	0.033
12/31/2005	0.014	0.012	0.012
3/31/2006	0.014	0.012	0.013
6/30/2006	0.005	0.004	0.005
9/30/2006	0.004	0.004	0.004
12/31/2006	0.007	0.005	0.006
3/31/2007	0.026	0.019	0.023
6/30/2007	0.015	0.013	0.014

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company has not changed its accountants.

The Company has had no disagreements with its accountants on accounting and financial disclosure.

 RECENT SALES OF UNREGISTERED SECURITIES

Except as otherwise noted, the securities described in this Item 12 were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about the Company to make an informed investment decision.  Among the information provided was the fact that the securities issued were restricted securities.  No commissions were paid in connection with the transactions described below unless specifically noted.

In November 2006, the Company agreed to settle litigation with Golden Gate Investors on a past-due convertible debenture having a principle balance due of $220,927.  Under the terms of the settlement, the Company placed 843,818,400 shares of its restricted common stock into an escrow account for satisfaction of the debenture.  The debenture obligation was reduced by 80% of the average of the five lowest closing bid prices of the Company’s common stock over a 45-day period prior to the share withdrawal multiplied by the number of shares being withdrawn.  Under the terms of this settlement, 455,333,490 shares were released from escrow and the debenture satisfied in full.  After the full satisfaction of the debenture, there were 388,236,727 shares remaining in escrow which were subsequently returned to the Company and cancelled.

In connection with the debenture settlement with Golden Gate, Golden Gate entered into a stock purchase agreement which required Golden Gate to purchase $100,000 of the Company’s restricted common stock for every $10,000 in debenture redeemed through the escrow.  Under this agreement, the Company sold a total of 2,210,001 shares of common stock for proceeds of $2,210,001 through October 4, 2007.  With the satisfaction of the debenture redemption, Golden Gate’s obligation to purchase shares of the Company’s common stock has ended.

On October 4, 2007, the Company and Aero concluded the Share Exchange.  As a result of the transaction, the Company agreed to issue a total of 1,114,285,700 new shares of restricted common stock, bringing the total number of shares of issued and outstanding common shares to 1,714,285,700.   The shares are being issued in exchange for 6,745,456 shares of Aero common stock, representing 100% of the total issued and outstanding shares of Aero, and the satisfaction of Aero debt of $4,458,519.   As of October 11, 2007, 1,977,814 shares of Aero (representing 15%) had not been tendered for exchange and continue to be held by minority shareholders.  This resulted in 166,407,263 shares of the 1,114,285,700 new shares of the Company’s common stock being placed in an escrow for the future exchange of the remaining Aero stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the provisions of the General Corporation Law of the State of Nevada, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company.  Any such person may be indemnified against expenses, including attorneys’ fees, judgments, fines and settlements in defense of any action, suit or proceeding.  The Company does not maintain directors and officers liability insurance.

RISK FACTORS

You should carefully read and consider the risks and uncertainties below and the other information contained in this report.  The risks and uncertainties described below are not the only ones we may face.  The following risks, together with the additional risks and uncertainties not currently known to us or that we currently deem immaterial could impair our financial condition and results of operation.

Risks Related to Our Business and Industry

Our current operations have a limited operating history, which make us a speculative investment.

Since the inception of our current business operations, we have been engaged in organizational activities, including developing a strategic operating plan, entering into contracts, hiring personnel, developing processing technology, raising private capital and seeking acquisitions.  Accordingly, we have limited relevant operating history upon which an evaluation of our performance and prospects can be made.  We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies.

Failure to make accretive acquisitions and successfully integrate them could adversely affect our future financial results.

As part of our growth strategy, we will seek, when management deems advantageous to the Company, to acquire or invest in complementary (including competitive) businesses, facilities or technologies and enter into co-location joint ventures.  Our goal is to make such acquisitions, integrate these acquired assets into our operations and reduce operating expenses.  The process of integrating these acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business.  We cannot assure you that the anticipated benefits of any acquisitions will be realized.  In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which can materially and adversely affect our operating results and financial position.  Acquisitions also involve other risks, including entering geographic markets in which we have no or limited prior experience and the potential loss of key employees.

Our business employs proprietary technology and information which may be difficult to protect and may infringe on the intellectual property rights of third parties.

We currently have been issued one patent from the United States Patent and Trademark Office and one international patent with two additional international patents pending and may in the future seek to file additional applications, both domestic and foreign.  Our success depends, in part, on our ability to obtain patents, maintain trade secrecy and operate without infringing on the proprietary rights of third parties.  We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that any of our pending patent applications will be approved, that we will develop additional proprietary technology that is patentable or that any patents issued to us will provide us with competitive advantages or will not be challenged by third parties.  Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our technology or design around it.

It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties.  We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest.  In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s patents or in defending the validity or enforceability of our patents, or in bringing patent infringement suits against other parties based on our patents.

In addition to patent protection, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with prospective joint venture partners, employees and consultants.  We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

We will have a need for financing in order to sustain our operations and expand, which may not be available when needed.  If we cannot obtain needed funding to sustain our operations and expand we may have to curtail our operations, sell some of our assets or take actions that may dilute your financial interest.

We have financed our operations to date through capital contributions by Company stockholders. Based on our current financial position, cash forecast and plan of operation, we believe that we have adequate cash resources to sustain our operations through this year.  However, future capital requirements could vary significantly and will depend on certain factors, many of which are not within our control.  These include the nature of ongoing development and testing of our proprietary biodiesel technologies, the nature and timing of plant improvements, construction, permitting and acquisitions, and the availability of financing.  The expansion of our business will require us to commit significant capital resources in amounts substantially in excess of our current financial resources.

We are dependent upon Bryan Hunsaker, our Chairman and Chief Executive Officer, whom we need to be successful.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of Bryan Hunsaker, our Chairman and Chief Executive Officer, due to his contacts in the automotive technology industry and his overall insight into our business direction.  Our failure to retain Mr. Hunsaker, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on any of our officers.  See “Management.”

Risks Related to Our Common Stock

Our common stock price may fluctuate considerably and stockholders may not be able to resell their shares at or above the price at which such shares were purchased.

The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

-

Price and volume fluctuations in the overall stock market from time to time;

-

Significant volatility in the market price and trading volume of securities of automotive aftermarket supply companies;

-

Volatility resulting from trading in derivative securities related to our common stock including puts, calls, long-term equity anticipation securities, or Leaps, or short trading positions;

-

Actual or anticipated changes in our earnings or fluctuations in our operating results or changes in the expectations of securities analysts;

-

General economic conditions and trends;

-

Loss of a major funding source; or

-

Departures of key personnel

The stock market in general has experienced extreme price and volume fluctuations.  The market prices of securities of fuel-related companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies.  Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock.  Price volatility might be worse if the trading volume of our common stock is low.

Our common stock may be considered “a penny stock” and may be difficult for you to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock has been for much of its trading history since February 2005 and may continue to be less than $5.00 per share, and therefore may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.  In addition, since our common stock is currently traded on the NASD’s OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Upon the effectiveness of the Company’s contemplated registration statement, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Item 3.02

Unregistered Sales of Equity Securities

In November 2006, the Company agreed to settle litigation with Golden Gate Investors on a past-due convertible debenture having a principle balance due of $220,927.  Under the terms of the settlement, the

Company placed 843,818,400 shares of its restricted common stock into an escrow account for satisfaction of the debenture.  The debenture obligation was reduced by 80% of the average of the five lowest closing bid prices of the Company’s common stock over a 45-day period prior to the share withdrawal multiplied by the number of shares being withdrawn.  Under the terms of this settlement, 455,333,490 shares were released from escrow and the debenture satisfied in full.  After the full satisfaction of the debenture, there were 388,236,727 shares remaining in escrow which were subsequently returned to the Company and cancelled.

In connection with the debenture settlement with Golden Gate, Golden Gate entered into a stock purchase agreement which required Golden Gate to purchase $100,000 of the Company’s restricted common stock for every $10,000 in debenture redeemed through the escrow.  Under this agreement, the Company sold a total of 2,210,001 shares of common stock for proceeds of $2,210,001 through October 4, 2007.  With the satisfaction of the debenture redemption, Golden Gate’s obligation to purchase shares of the Company’s common stock has ended.

On October 4, 2007, the Company and Aero concluded the Share Exchange.  As a result of the transaction, the Company agreed to issue a total of 1,114,285,700 new shares of restricted common stock, bringing the total number of shares of issued and outstanding common shares to 1,714,285,700.   The shares are being issued in exchange for 6,745,456 shares of Aero common stock, representing 100% of the total issued and outstanding shares of Aero, and the satisfaction of Aero debt of $4,458,519.   As of October 11, 2007,  1,977,814 shares of Aero (representing 15%) had not been tendered for exchange and continue to be held by minority shareholders.  This resulted in 166,407,263 shares of the 1,114,285,700 new shares of the Company’s common stock being placed in an escrow for the future exchange of the remaining Aero stock.

Item 5.01

Change in Control of Registrant

In connection with the closing of the Share Exchange Agreement, (i) the Registrant issued an aggregate of 1,114,285,700 shares of its common stock which resulted in a change of control with respect to its stock ownership and (ii) two new directors were appointed to the Registrant, which represented a change in the majority control of the Board. Please see “Management” and “Principal Stockholders” sections in Item 2.01 above, which set forth the Company’s new principal stockholders and its five newly elected directors as required under Item 5.01.

Item 5.02

Departure of Directors or Principal Officers

On October 4, 2007, the Company accepted the resignations of Steven Peacock as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary, Robert McCoy as the Company’s Chairman of the Board of Directors, James Bickel as a member of the Board of Directors and Gary Nerison as a member of the Board of Directors. These resignations are in connection with the consummation of the Share Exchange Agreement with Aero and appointment of new directors, as set forth above and detailed in Section 2.01 of this Form 8-K, and do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.  None of these directors served on any subcommittees of the Board of Directors.  Effective as of the same date the Company elected and appointed Bryan Hunsaker as Chairman and Chief Executive Officer of the Company, Shane Traveller as Interim Chief Financial Officer and Secretary, and Robert McMichael as a Director.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of businesses acquired

The required financial statements of Aero Exhaust, Inc. are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b) Pro Forma Financial Statements.

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K/A no later than October 25, 2007.

(d) Exhibits

Exhibit Number	Description

10.1	Board of Directors Contract with Bryan Hunsaker dated October 2, 2007
10.2	Board of Directors Contract with Robert McMichael dated October 2, 2007
10.3	Consulting Contract with Javelin Advisory Group, Inc. dated October 1, 2007
10.4	Promissory Note with American Pension Services, Inc., /FUB custodian for David K. Richards dated October 3, 2003
10.5	Addendum to the Loan Agreement with David Richards dated June 4, 2003
10.6	Share Exchange Agreement with TTR HP, Inc. dated October 3, 2007
99.1	Press Release dated October 4, 2007
99.2

The Audited Financial Statements of Aero Exhaust, Inc. as of December 31, 2006 and 2005 and for the years then ended.

The Unaudited Financial Statements of Aero Exhaust, Inc. as of June 30, 2007 for the six months ended June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 17, 2007

FRANCHISE CAPITAL CORPORATION By: /s/ Bryan Hunsaker Bryan Hunsaker Chief Executive Officer